EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated June 7 2007, relating to the consolidated financial statements of Zealous Holdings, Inc. and Subsidiaries (the Company) (formerly Atlantic Syndication Networks, Inc.), as of February 28, 2007 and for the year then ended and to all references to our firm included in this Registration Statement.

/s/ Larry O'Donnell, CPA, PC

Aurora, Colorado
June 9, 2008